Exhibit 32.1


     Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.
                                  Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice Chairman and Chief Executive Officer of Stein Mart, Inc. (the "Company"), hereby certify that:

1. the Quarterly Report on Form 10-Q of the Company for the quarter ended August 2, 2003 (the "Report") fully complies with the requirements of
        Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:   September 15, 2003                 /s/ Michael D. Fisher
                                           -------------------------------------
                                           Michael D. Fisher
                                           President and Chief Executive Officer